                                                                   Exhibit 10.55

                         FOURTEENTH AMENDMENT TO LEASE

      This Amendment made as of the 28th day December, 1998 is by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP, a New Jersey limited partnership having an office at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Landlord"), and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, a Delaware corporation having an office at 277 Park Avenue, New York, New York 10172 (hereinafter called "Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant have previously entered into a Lease as described on the attached Schedule #1 covering certain premises in the building at 1 Pershing Plaza, Jersey City, New Jersey (the "Building"); and

      WHEREAS, Tenant wishes to lease a portion of the space on the 12th floor of the Building, currently leased to Combined Data Resource, Inc.

      WHEREAS, the Expiration Date of the Lease is July 13, 2009.

      WHEREAS, Landlord and Tenant desire to amend the Lease as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree to amend and modify the Lease as follows:

1. All defined terms used in this Amendment shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.    The recitals set forth above are incorporated herein by reference.

3. From and after January 1, 1999, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately 6,811 rentable square feet on the 12th floor of the Building (the "CDR" Space) as shown cross-hatched on the attached Exhibit A. Tenant has fully inspected the CDR Space, is satisfied with the condition thereof, and agrees to accept possession of the CDR Space in its current "AS-IS" condition, subject to reasonable wear and tear and damage by fire or other cause.

4. The term applicable to the CDR Space shall commence on October 1, 1998 (the "CDR Commencement Date") and shall expire on the Expiration Date of the Lease.

5. The first sentence of Section 1.02 of the Lease is hereby amended to read in its entirety as follows:

      "The premises hereby leased to Tenant are described on the attached Schedule #2."

6. In addition to the fixed rent to be paid to Landlord by Tenant for the Premises as previously set forth in the Lease, Tenant shall pay Landlord fixed rent for the CDR Space as follows:

      (i) TEN THOUSAND EIGHT HUNDRED TWENTY-NINE AND 49/100 DOLLARS ($10,829.49) per month for the period commencing October 1, 1998 to July 13, 1999;

      (ii) TWELVE THOUSAND NINE HUNDRED NINETY-SEVEN AND 66/100 DOLLARS ($12,997.66) per month for the period commencing July 14, 1999 to July 13, 2004;

      (iii) FIFTEEN THOUSAND FIVE HUNDRED NINETY-SEVEN AND 19/100 DOLLARS ($15,597.19) per month for the period commencing July 14, 2004 to July 13, 2009.

      The fixed rent shall be payable in the same manner and under the same terms and conditions as the fixed rent currently provided in the Lease.

7. As of January 1, 1999, Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate Share shall be 68.41% (67.32% + 1.09%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 425,472 square feet. As of October 1, 2000, Section 5.01(e) of the Lease is amended to provide that Tenant's Proportionate Share shall be 72.33% (68.41% + 3.92%), and that the agreed upon rentable square foot area of the Demised Premises shall be deemed to be 449,85l square feet.

8. As of January 1, 1999, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 69.16% (68.06% + 1.1%). As of October 1, 2000, Section 5.07(k) of the Lease is amended to provide that Tenant's Operational Proportionate Share shall be 73.12% (69.16% + 3.96%).

9. The garage parking space allocation applicable to the CDR Space is six (6) spaces. At any time during the Term, Tenant may elect to lease all or less than all of these spaces by sending written notice to Landlord of its intention to lease same. Upon Tenant's election to lease the garage parking spaces, Tenant agrees to pay Landlord the monthly rate Landlord is then charging other tenants in the Building for each space so leased.

10.   a.    The cost of electric current which is supplied by Landlord for use by Tenant in the CDR Space, other than for air conditioning purposes, shall be reimbursed to the Landlord at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the Premises are located.

      b. Landlord shall, prior to January 1, 1999, estimate the electric power demand of the electric lighting fixtures and the electric equipment of Tenant to be used in the CDR Space to determine the avenge monthly electric consumption thereof. During the Term, Tenant shall pay to Landlord, in advance, on the first day of every month in conjunction with Tenant's monthly payments of fixed rent, the amount estimated by Landlord as Tenant's monthly consumption. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the term commences or ends on any other than the first or last day of the month. Within sixty (60) days of the October 1, 1998, Tenant agrees that Landlord's electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the CDR Space to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Tenant. The findings of said consultant as to the average monthly electric consumption of Tenant shall, unless objected to by Tenant within thirty (30) days, be conclusive and binding on Landlord and Tenant. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, any underpayment (based on the monthly consumption found by such consultant as compared to Landlord's estimate) as owing from the CDR Commencement Date, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Any overpayments made by Tenant shall be credited against the next electrical charges then payable to Landlord. If Tenant objects to Landlord's consultant's survey, Tenant shall nevertheless pay and continue to pay the amount determined by Landlord's consultant until the issue is finally resolved, but Tenant may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Landlord and Tenant's consultant cannot agree as to Tenant's consumption within thirty (30) days of Tenant's consultant's findings, either Landlord or Tenant may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Landlord and Tenant, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Tenant shall promptly be refunded by Landlord and any underpayment in Tenant's payments shall promptly be paid to Landlord.

11. On or before February 1, 1999, Landlord shall provide Tenant a check in the amount of NINETY-EIGHT THOUSAND SEVEN HUNDRED FIFTY-NINE AND 50/100 DOLLARS ($98,759.50) towards the cost of improving the Premises (the "CDR Improvement Allowance"). The CDR Improvement Allowance must be used by November 1, 1999, or the allowance shall be withdrawn. All work performed in the CDR Space shall be governed by the provisions of Article 13 "Tenant's Changes" of the Lease. At Landlord's request, Tenant shall furnish Landlord with copies of paid invoices evidencing the work performed in the Premises which equals or exceeds the CDR Improvement Allowance.

12. With respect to the Fourteenth Lease Amendment, Article 32 "Broker" is hereby deleted and the following shall apply to the leasing of the CDR
      Space: "Landlord and Tenant represent and warrant to each other that no broker brought about this transaction, and the parties agree to indemnify and hold each other harmless from any and all claims of any broker (claiming to have dealt with the indemnifying party) arising out of or in connection with the negotiations of or entering into of this Amendment by Tenant and Landlord. Landlord represents that there is no commission due to Cushman and Wakefield in connection with this transaction pursuant to any prior agreement between Landlord and Cushman and Wakefield.

13. The expiration date applicable to the Temporary Storage Space of 112 square feet located on the 14th Floor of the Building is May 30, 1996.

14. Tenant represents and warrants that this Amendment and the undersigned's execution of same has been duly authorized and approved by the corporation's Board of Directors. The undersigned officer of the corporation represents and warrants he is an officer of the corporation with authority to execute this Amendment on behalf of the corporation. Landlord represents and warrants that this Amendment and the undersigned's execution of same has been duly authorized and approved by all necessary partnership and corporate actions. The undersigned officer of the corporate general partner of Landlord represents and warrants that he is an officer of the corporation with authority to execute this Amendment on behalf of the corporate general partner of Landlord, and that the corporate general partner of Landlord is authorized to execute this Amendment on behalf of Landlord.

15. EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and sideletters applicable thereto covering the Premises shall remain in full force and effect as if the same had been set forth in full herein and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof. Tenant acknowledges that it has no offsets, defenses or counterclaims to its obligations under the Lease as amended hereby.

      THIS Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

GROVE STREET ASSOCIATES OF            DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP,      SECURITIES CORPORATION,
LANDLORD                              TENANT

By:   Mack-Cali Sub IV, Inc.
      General Partner

By:   /s/ James G. Nugent             By:   /s/ Robert A. Yurman
      ----------------------------          --------------------------------
      James G. Nugent                       Robert A. Yurman, Sr. Vice President
      Sr. Vice President - Leasing          Director of Administration

                                    EXHIBIT A

                              LOCATION OF CDR SPACE

                              [FLOOR PLAN OMITTED]

                     SCHEDULE #1 TO LEASE DATED JULY 1, 1987

LANDLORD: Grove Street Associates of Jersey City Limited Partnership

TENANT: Donaldson, Lufkin & Jenrette Securities Corporation

                            DESCRIPTION OF THE LEASE

DATE OF DOCUMENT         DOCUMENT                            SUBJECT
----------------         --------                            -------
July 1, 1987             Lease                               Original Document
July 1, 1987             First Amendment of the Lease        10th Floor Space
July 1, 1987             Side Letter Amendment
June 19, 1989            Side Letter Agreement
March 12, 1992           Second Amendment to Lease           Mezz. B - Storage Space
December 27, 1992        Third Amendment to Lease            11th Floor Space
September 29, 1993       Side Letter Agreement
December 23, 1993        Fourth Amendment to Lease           Mezz. B - Storage Space
May 1, 1994              Fifth Amendment to Lease            12th Floor - Temp. Space
March 9, 1995            Sixth Amendment to Lease            Mezz. B - Temp. Storage Space
June 16, 1995            Seventh Amendment to Lease          14th Flr. - Temp. Storage
                                                             Space
April 4, 1996            Eighth Amendment to Lease           14th & 15th Floor Space
April 4, 1996            Ninth Amendment to Lease            14th & 15th Floor Space
December 31, 1996        Tenth Amendment to Lease            Floor 12A Space
February 7, 1997         Eleventh Amendment to Lease         Dry cooler installation
August 18, 1997          Twelfth Amendment to Lease          12th Floor Space - 4,809 sf
January 12, 1998         Thirteenth Amendment to Lease       Strachan Space (Floors 12 & 12A)

                     SCHEDULE #2 to Lease dated July 1, 1987

      Landlord: Grove Street Associates of Jersey City Limited Partnership

          Tenant: Donaldson, Lufkin & Jenrette Securities Corporation

                       Description of the LEASED PREMISES

                                 OFFICE           STORAGE          TEMPORARY
FLOOR(S)                         SPACE             SPACE             SPACE
--------                         -----             -----             -----

         2-9                    256,925
         10                      35,820
                                -------
        2-10                    292,745
        Lobby                     4,800
                                -------
Lobby, 2-10                     297,545
         11                      36,600
Lobby, 2-11                     334,145
Storage(kitchen)                                   8,194
Storage Space #1                                   1,800
Storage Space #2                                   3,747
Storage-Temporary #1                                                  794
        14&15                    73,200
         12A                      6,507                0                0
         12                       4,809
                                -------
Subtotal                        418,661           13,741              794
 CDR Space                        6,811                0                0
                                -------           ------              ---
Subtotal                        425,472           13,741              794
 Strachan 12                     10,307                0                0
 Strachan 12                     14,072                0                0
TOTAL S.F. AREAS                449,851           13,741              794

January 10, 2000

Robert Yurman
Senior Vice President
Donaldson, Lufkin & Jenrette
Securities Corporation
1 Pershing Plaza
Jersey City, NJ 07399

RE: Lease Agreements (collectively, The "Lease") more particularly described on Exhibit "A" annexed hereto

Dear Bob:

This letter shall serve to set forth and confirm our agreement that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as Tenant under the Lease shall pay the fixed sum of $451,020.91 per year for each of the calendar years 2000 through 2004 as Tenant's Proportionate Share of management fee charges included within Operating Expenses for the Premises. The fixed annual sum of $451,020.91 is comprised of $308,000.00 for the original space demised under the Lease and $143,020.91 for the expansion space located on the 11th, partial 12th and 12A, 14th and 15th floors of the Building currently leased to Tenant. Without admission or waiver by either Landlord or Tenant regarding management fee charges for the period prior to 2000, DLJ agrees that $451,020.91 per annum represents fair and reasonable management fee charges includable within Tenant's Actual Share of Operating Expenses for the amount of area leased by Tenant as of the date hereof for the years 2000 through and including 2004. If the area of the Premises increases after the date hereof, then the management fee shall be increased proportionately.

Landlord and Tenant further understand and agree that each shall cooperate and negotiate in good faith with the other in an attempt to agree upon that amount of management fee charges to be included in Tenant's Actual Share of Operating Expenses for each calendar year from and including 2005 through the remaining term of the Lease, provided, however, that in no event shall such amount be less than the then current annual management fee paid by Tenant in 2004 or $451,020.91 per year.

All capitalized terms used and not otherwise defined herein shall have those meanings ascribed to them in the Lease. Except as modified herein, the Lease remains otherwise unmodified and in full force and effect. Tenant agrees that it has no offsets, defenses or counterclaims to its obligations under the Lease as modified hereby.

Robert Yurman
January 10, 2000
Page 2 of 2

Please acknowledge your agreement to the foregoing by signing both enclosed counterparts of this letter where indicated and returning one counterpart to the undersigned at the above address.

Sincerely,

Grove Street Associates of Jersey
City Limited Partnership, Landlord

By:  Mack-Cali Sub IV, Inc.
     General partner

By:  /s/ Brant B. Cali
     --------------------------------
     Brant B. Cali
     Chief Operating Officer

     Agreement acknowledged this 11th day of January, 2000

     Donaldson, Lufkin & Jenrette Securities Corporation

By:  /s/ Robert Yurman
     --------------------------------
     Robert Yurman
     Sr. Vice President

BBC/nh

                     SCHEDULE #1 TO LEASE DATED JULY 1, 1987

LANDLORD: Grove Street Associates of Jersey City Limited Partnership

TENANT: Donaldson, Lufkin & Jenrette Securities Corporation

                            DESCRIPTION OF THE LEASE

DATE OF DOCUMENT         DOCUMENT                            SUBJECT
----------------         --------                            -------
July 1, 1987             Lease                               Original Document
July 1, 1987             First Amendment of the Lease        10th Floor Space
July 1, 1987             Side Letter Amendment
June 19, 1989            Side Letter Agreement
March 12, 1992           Second Amendment to Lease           Mezz. B - Storage Space
December 27, 1992        Third Amendment to Lease            11th Floor Space
September 29, 1993       Side Letter Agreement
December 23, 1993        Fourth Amendment to Lease           Mezz. B - Storage Space
May 1, 1994              Fifth Amendment to Lease            12th Floor - Temp. Space
March 9, 1995            Sixth Amendment to Lease            Mezz. B - Temp. Storage Space
June 16, 1995            Seventh Amendment to Lease          14th Flr. - Temp. Storage
                                                             Space
April 4, 1996            Eighth Amendment to Lease           14th & 15th Floor Space
April 4, 1996            Ninth Amendment to Lease            14th & 15th Floor Space
December 31, 1996        Tenth Amendment to Lease            Floor 12A Space
February 7, 1997         Eleventh Amendment to Lease         Dry cooler installation
August 18, 1997          Twelfth Amendment to Lease          12th Floor Space - 4,809 sf
January 12, 1998         Thirteenth Amendment to Lease       Strachan Space (Floors 12 & 12A)
December 28, 1998        Fourteenth Amendment to Lease       CDR Space (12th Floor Space)

                                    EXHIBIT B

                       12 FLOOR "CDR" EXISTING CONDITIONS

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT C

DRINKER BIDDLE & SHANLEY LLP
A Pennsylvania Limited Liability Partnership
500 Campus Drive
Florham Park, New Jersey 07932-1047
(973) 360-1100
Attorneys for Plaintiff
Donaldson, Lufkin & Jennette Securities Corporation

____________________________________
                                    :     SUPERIOR COURT OF NEW JERSEY
DONALDSON, LUFKIN & JENNETTE        :     LAW DIVISION: HUDSON COUNTY
SECURITIES CORPORATION,             :     SPECIAL CIVIL PART
                                    :     LANDLORD/TENANT
            Plaintiff,              :     DOCKET NO._____________
v.                                  :
                                    :           Civil Action
COMBINED DATA RESOURCE, INC.,       :
                                    :     CONSENT JUDGMENT FOR POSSESSION
            Defendant.              :

____________________________________

      THIS MATTER having been opened to the Court by Drinker Biddle & Shanley LLP, attorney for plaintiff, Donaldson, Lufkin & Jennette Securities Corporation ("DLJ"), by way of Complaint for Summary Dispossess, dated November __, 2000, against defendant Combined Data Resource, Inc. ("CDR"), and it appearing to the Court that plaintiff is entitled to the immediate dispossession of the defendant from the premises located at One Pershing Plaza, Jersey City, New Jersey (the "Subject Premises"), and CDR, having consented to the within judgment for possession, and for good cause having been shown,

      IT IS on this __ day of November 2000;

      ORDERED that the relief sought by DLJ in its Complaint for Summary Dispossess, dated November __, 2000, for possession of the Subject Premises, be and same is hereby granted, and it is further

      ORDERED that judgment for possession be and same is hereby entered in favor of DLJ, and against CDR, awarding to DLJ the immediate possession of the Subject Premises, and it is further

      ORDERED that CDR shall remove itself and all of its personal property from the Subject Premises no later than the close of business on November __, 2000, and it is further

      ORDERED that in the event CDR fails to remove itself from the Subject Premises by the close of business on November __, 2000, then and in that event a Warrant of Removal shall issue from this Court directing the Sheriff of Hudson County immediately to remove CDR from the Subject Premises, and it is further

      ORDERED that a copy of this order shall be served on all counsel within seven (7) days of its receipt by counsel submitting same.


                                          ________________________
                                                            J.S.C.

We hereby consent to the form and entry of the within order.

DRINKER BIDDLE & SHANLEY LLP
Attorneys for Plaintiff
Donaldson, Lufkin & Jennette Securities Corporation

By: ________________________
    Robert A. Klausner


Combined Data Resource, Inc.
Defendant

By: /s/ Donald J. Garay
    ------------------------
    DONALD J. GARAY
    EVP/COO